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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                           F O R M   8 - K / A - 1


                                CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d)

                    OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      February 25, 1997

                       CADUS PHARMACEUTICAL CORPORATION

              (Exact name of registrant as specified in charter)

            Delaware                   0-28674                    13-3660391
(State or Other Jurisdiction          (Commission)             (IRS Employer
       of Incorporation)              File Number)          Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York                 10591-6705
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code    (914) 345-3344

                                      N/A

         (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On February 25, 1997, Cadus Pharmaceutical Corporation (the "Company") entered into a research collaboration and license agreement with SmithKline Beecham Corporation and SmithKline Beecham p.l.c. (collectively, "SmithKline"). During the term of the research collaboration, which expires on February 25, 2002, the Company will seek to elucidate the function of orphan G protein-coupled receptors included within the collaboration and to create high-throughput screens to discover chemical compounds (i.e., potential drugs) that interact with these receptors. During the term of the research collaboration, SmithKline is required to provide the Company with research funding of $3.0 million each year, adjusted for inflation, and certain other payments. SmithKline is required to make payments to the Company upon the achievement of certain research milestones and upon the achievement by SmithKline of certain drug development milestones. SmithKline is required to pay the Company royalties on the sale of drugs developed through the use of the Company's drug discovery technologies.

         SmithKline has the right to extend the term of the research collaboration for between two and five years by notice to the Company given prior to February 25, 2001. SmithKline has the right to terminate the research collaboration after February 25, 1999 (or later under certain circumstances) ("Evaluation Date") if (i) the Company fails to meet certain scientific objectives in connection with the conduct of the research collaboration or (ii) fails to perform its obligations in the conduct of the research collaboration in any material respect and does not cure such failure within a period of 60 days after receiving notice thereof. In the event of such termination, SmithKline has no further obligation to provide the Company with funding for the research collaboration.

         On February 25, 1997, the Company and SmithKline Beecham Corporation entered into a stock purchase agreement pursuant to which the Company has the option to sell to SmithKline Beecham Corporation (i) shares of the Company's common stock valued at $5.0 million during a 90-day period commencing on February 25, 1998 and (ii) shares of the Company's common stock valued at $5.0 million if it achieves certain scientific objectives prior to the Evaluation Date. The Company granted to SmithKline Beecham Corporation certain registration rights with respect to shares of the Company's common stock which SmithKline Beecham Corporation may purchase pursuant to the stock purchase agreement.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

         Exhibit  Description




         10.1 Research Collaboration and License Agreement among the Company, SmithKline Beecham Corporation and SmithKline Beecham p.l.c., dated as of February 25, 1997.*

* Certain information in this exhibit is subject to an application for confidential treatment.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  May 12, 1997

                                        CADUS PHARMACEUTICAL CORPORATION

                                        By: /s/ James S. Rielly
                                            ---------------------------------
                                            James S. Rielly

                                            Director of Finance, Controller
                                            and Treasurer (Authorized Officer
                                            and Principal Financial Officer)

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